Exhibit 10.3

Execution Version

GUARANTY AGREEMENT

This Guaranty (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of May __, 2026, by PDS OPERATING CORPORATION, a Delaware corporation, and any subsequent party that may join in this Guaranty as a guarantor, the “Guarantors”) in favor of YA II PN, LTD. (“YA II” or the “Creditor”), with respect to all obligations of PDS BIOTECHNOLOGY CORPORATION, a Delaware corporation (the “Debtor”) owed to the Creditor.

RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Securities Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) on April 30, 2026 pursuant to which the Creditor shall purchase a promissory note that shall be issued and sold by the Debtor to the Creditor (the “Promissory Note”) pursuant to the terms and conditions of the Agreement, in the original face amount of $6.0 million;

WHEREAS, it is a condition precedent to the Creditor’s obligation to purchase the Promissory Note from the Debtor that each Guarantor guarantees all of the Debtor’s obligations owed to the Creditor under the Agreement, the Promissory Note issued thereunder, and all other Transaction Documents (as defined in the Agreement). The Creditor is only willing to enter into the Agreement and purchase the Promissory Note if each Guarantor agrees to execute and deliver to the Creditor this Guaranty; and

WHEREAS, the Guarantors are majority owned subsidiaries of the Debtor and will benefit, directly or indirectly, from the Debtor’s entry into the Agreement, sale of the Promissory Note, execution of the other Transaction Documents and extensions of credit by the Creditor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1.         Guaranty of Payment and Performance.  Each Guarantor, jointly and severally, hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Debtor to the Creditor contained in the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect or require the performance of any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Creditor, without demand or notice of any nature, all of which are expressly waived by the Guarantors.

2.            Limited Guaranty.  The liability of the Guarantors hereunder shall be limited to the amount of the Obligations due to the Creditor.

3.           Waivers by Guarantors; Creditor’s Freedom to Act.  Each Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect (other than payment in full of the Obligations), any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Creditor; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Creditor; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Creditor may have against any collateral or other means of obtaining payment or performance of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) failure to obtain or maintain a right of contribution for the benefit of such Guarantor; (viii) errors or omissions in connection with the Creditor’s administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4.          Unenforceability of Obligations Against Debtor.  If for any reason the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations.  In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5.           Subrogation; Subordination.  Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Debtor arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set‑off or counterclaim against the Debtor in respect of any liability of the Guarantors to the Debtor; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Creditor.  The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any Event of Default (as defined in the Promissory Note), the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantors for so long as such Event of Default is continuing. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

6.          Termination; Reinstatement.  This Guaranty is irrevocable and shall continue until the earlier of (x) termination of the Agreement prior to the occurrence of the Closing Date (as defined in the Agreement) and (y) such time as the Obligations have been paid or performed in full in cash. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

7.           Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s successors and assigns.

8.           Amendments and Waivers.  No provision of this Guaranty may be amended other than by an instrument in writing signed by each party hereto. No waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single  or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9.           Notices.  All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantors shall be made in writing as provided on Schedule I attached hereto or as the Guarantors may otherwise notify the Creditor.

10.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)        Governing Law.  This Guaranty and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)          Jurisdiction; Venue; Service.   Each party to this Guaranty hereby irrevocably consents to the exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.  Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any party hereto against any other party hereto arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction.  Each party agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any party against the other party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each party hereto irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. Each party agrees that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Guaranty, such service to become effective thirty (30) days after the date of mailing.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any other party hereto or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)          THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY MATTER RELATING TO THIS GUARANTY , OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE.  THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

11.        Counterparts; Effectiveness.  This Guaranty may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Guaranty. Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Guaranty may be conducted by electronic means, (b) it is such party’s intent that, if such party signs this Guaranty using an electronic signature, it is signing, adopting and accepting this Guaranty and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Guaranty on paper and (c) it is being provided with an electronic or paper copy of this Guaranty in a usable format.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

PDS OPERATING CORPORATION

By:
Name:
Title:

Acknowledged and agreed:

Creditor:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name:	Matt Beckman
Title:	Member

Schedule I
The Guarantors

PDS Operating Corporation
c/o PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540

Attn:  Chief Financial Officer
E-mail: LBoesgaard@pdsbiotech.com